EXHIBIT 23
REPORT AND CONSENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Donegal Group Inc.:
     The audits referred to in our report dated March 11, 2009 with respect to the consolidated financial statements of Donegal Group Inc. and subsidiaries included the related financial statement schedule as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, included in the annual report on Form 10-K. This financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.
     We consent to incorporation by reference in the registration statements (Nos. 333-93785, 333-94301, 333-89644, 333-62970, 333-62974, 333-62976 and 333-142614) on Form S-8 and registration statements (Nos. 333-59828 and 333-63102) on Form S-3 of Donegal Group Inc. of our reports dated March 11, 2009, with respect to the consolidated balance sheets of Donegal Group Inc. and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of income and comprehensive income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2008, and the related financial statement schedule and the effectiveness of internal control over financial reporting as of December 31, 2008, which reports are incorporated by reference or appear in the December 31, 2008 annual report on Form 10-K of Donegal Group Inc.
     Our report, dated March 11, 2009, on the effectiveness of internal control over financial reporting as of December 31, 2008 contains an explanatory paragraph regarding an acquired entity that was excluded from management’s assessment and our evaluation of the effectiveness of Donegal Group Inc.’s internal control over financial reporting as of December 31, 2008.
/s/ KPMG LLP
Philadelphia, Pennsylvania
March 11, 2009